Annual Shareholders Meeting April 19, 2018

2 Net Income (000s) $16,534 $18,607 $18,522 $25,118 $20,391 $18,699 2012 2013 2014 2015 2016 2017 * Non-GAAP, excludes deferred tax adjustment $21,911*

3 Basic Earnings per Share 2000 – 2017 $1.04 $1.47 $1.95 $2.19 $2.20 $2.42 $1.78 $1.82 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 # Non-GAAP; excludes goodwill impairment charge *EPS excludes deferred tax adjustment

4 Provision for Loan Losses (000s) $4,366 $7,725 $5,950 $3,350 $2,379 $1,350 $1,200 $5,132 $7,983 $17,334 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017

5 Net Loans Charged Off to Average Loans 0.21% 0.11% 0.09% 0.11% 0.26% 0.51% 2012 2013 2014 2015 2016 2017

6 Nonperforming Assets/Total Loans 1.35% 1.43% 1.32% 0.95% 1.41% 1.13% 2012 2013 2014 2015 2016 2017

7 MOFG Total Deposits (000s) $1,399,733 $1,374,942 $1,408,542 $2,463,521 $2,480,448 $2,605,319 2012 2013 2014 2015 2016 2017

8 MOFG Total Loans (000s) $1,035,284 $1,088,412 $1,132,519 $2,151,942 $2,165,143 $2,286,695 2012 2013 2014 2015 2016 2017

9 MidWestOne Footprint

10 Denver Market

11 Ft. Myers new office

12 Florida Markets – Ft. Myers and Naples

13 Trust, Investment and Insurance Fees (000s) $5,345 $5,771 $6,005 $5,574 $6,189 2013 2014 2015 2016 2017

14 Fintech Initiatives • Mobile friendly website • Zelle launch – banking’s answer to Venmo • Mobile loan and deposit application functionality

15 Community Involvement

16 Dividends $0.36 $0.50 $0.58 $0.60 $0.64 $0.67 $0.78 2012 2013 2014 2015 2016 2017 2018* *projected

17 Our Operating Principles 1. Take good care of our customers 2. Hire and retain excellent employees 3. Always conduct yourself with the utmost integrity 4. Work as one team 5. Learn constantly so we can continually improve

18 Employee Engagement Top Bank Workplace In Iowa in Mid-Sized Category Des Moines Register